Exhibit 99.1

News Release

Contact:
Edward Mueller
Senior Vice President, Marketing
Commerce One
415-644-8727

FOR IMMEDIATE RELEASE

Commerce One Reports Final First Quarter 2004 Results

SAN FRANCISCO, Calif. - May 6, 2004 - Commerce One, Inc. (Nasdaq: CMRC) today announced financial results for the quarter ended March 31, 2004.

Revenues for the current quarter totaled $2.7 million as compared with $13.1 million for the corresponding quarter in 2003 and $9.1 million for the quarter ended December 31, 2003.

The net loss on a GAAP basis for the current quarter was $8.4 million, or $0.28 per share, as compared to a net loss of $29.3 million, or $1.00 per share, for the corresponding quarter ended March 31, 2003, and $2.9 million, or $0.09 per share, for the quarter ended December 31, 2003.

As of March 31, 2004, total cash and cash equivalents were $10 million of which approximately $1.2 million was encumbered.

Quarterly Highlights:

The following milestones were completed or announced during the first quarter of 2004:

  The Company previously announced that it was considering the sale of its Supplier Relationship Management (SRM) applications assets. The Company today announced that it is no longer actively pursuing the sale of these applications. The Company believes that there are promising synergies between the SRM applications and the Conductor technology, including the ability to enable customers to create composite SRM applications. The Company plans to focus its sales efforts on both Conductor and SRM opportunities. Mark Pecoraro, General Manager and Senior Vice President, SRM Division, will lead the Company's SRM sales and development opportunities. Mark Pecoraro brings more than 17 years of leadership experience in enterprise applications, infrastructure software, technical services and global business operations.
  The Company added two seasoned industry veterans to the executive team to focus on growing revenue opportunities for the Conductor platform and leveraging the assets and domain expertise of the SRM business.
    Wain Beard, senior vice president of worldwide sales, brings more than 25 years experience in the technology field. His responsibilities include sales, professional services, and channel teams.
    Edward Mueller, brings more than 20 years experience in marketing business- to-business computer software solutions. As senior vice president of marketing of Commerce One, Mueller is responsible for driving marketing strategy, product marketing, product management, and marketing communications programs.
  The Company also announced that, during the second quarter, Ruesch, a leading financial institution specializing in international B2B payment solutions, purchased Commerce One Conductor to help automate several business processes. Also during the second quarter, the Company established a relationship with GridNode who will act as a partner to provide Conductor as a gateway to customers who work with the RosettaNet standard in the high tech industry.
  During the fourth quarter of 2003, the Company executed an agreement with ComVest for $5.0 million in financing which was received in full on or before January 2, 2004.

"We feel optimistic about our prospects going forward. We believe that retaining the SRM business will create value for the company and for its customers and believe that there is promising synergy between the SRM applications and the Conductor platform," said Commerce One Chairman and CEO Mark Hoffman. "We made key additions to our executive team and have begun to expand our sales and marketing teams to help take advantage of the opportunities we are seeing for both Conductor and SRM."

Detailed financial results for the current quarter are provided in the attached tables and are available at the company's web site at www.commerceone.com/investors/.

Commerce One will conduct a live webcast to discuss its first quarter 2004 results at 2 p.m. PDT on Thursday, May 6, 2004. The webcast is accessible on www.commerceone.com/investors. The call will be archived and available for replay at this same URL.

Alternatively, you can participate by phone:

U.S. and Canada dial-in: 1-800-289-0485
International dial-in: 1-913-981-5518

The call will be archived and available for replay from 8:00 PM ET through midnight Wednesday, May 12th:

U.S. and Canada: 1-888-203-1112
International: 1-719-457-0820

Passcode: 476483

About Commerce One
From its initial roots in Internet-based software applications, Commerce One has consistently been at the forefront of delivering advanced technologies that help global businesses collaborate with their partners, customers and suppliers over the Internet. Commerce One has defined many of the open standards and protocols established for business networks today and our global customer base includes leaders in a wide range of industries. The Commerce One Conductor platform and industry-specific Process Accelerators represent the next generation of business process management solutions that enable enterprises to optimize their existing technology investments and enhance functionality of existing applications and processes. For more information, go to www.commerceone.com.

# # #

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning expectations regarding the revenue and growth opportunities for our SRM applications, the benefits to the Company of retaining these assets and the potential synergies between the SRM applications and our Conductor platform; expectations regarding the contributions of our two new executive team members; our financial prospects and our ability to execute our strategy to grow our Commerce One Conductor and SRM revenues and operate successfully in 2004. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: final review of our financial results and any resulting accounting adjustments; the impact of accounting adjustments associated with accounting treatment of the warrant liability for the BayStar and ComVest financings; the delay or failure of customers to purchase the Conductor platform or our SRM solutions or related services as expected; the risk that the composite process management market does not develop further or gain further importance; the risk that the expected synergies between our SRM applications and the Conductor platform fail to materialize; factors affecting our ability to realize significant savings from our cost-cutting measures; the inability to collect accounts receivable; constraints imposed by our limited capital; the potential for future defaults under the agreements for the debt financing; the depressed market for new technology investments; various external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in Commerce One's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003. The information provided in this press release is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Commerce One, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

                                                        Three Months Ended
                                                            March 31,
                                                      ----------------------
                                                          2004        2003
                                                      ----------  ----------

Revenues:
  License fees                                       $      272  $    2,248
  Services                                                2,435      10,861
                                                      ----------  ----------
Total revenues                                            2,707      13,109
                                                      ----------  ----------

Costs and expenses:
  Cost of license fees                                      293         305
  Cost of services                                        1,384       8,858
  Sales and marketing                                     1,222       7,911
  Product development                                     1,932      11,394
  General and administrative                              2,833       2,382
  Restructuring charges                                    (250)     10,941
  Amortization of deferred stock compensation                --       1,047
  Amortization of intangible assets                         199         149
                                                      ----------  ----------
Total costs and expenses                                  7,613      42,987
                                                      ----------  ----------
Loss from operations                                     (4,906)    (29,878)
Interest income and other, net                           (2,377)        788
Provision for income taxes                                   --        (238)
                                                      ----------  ----------
Net loss                                                 (7,283)    (29,328)
                                                      ----------  ----------
Common shares and cash issued to BayStar                  1,152          --
                                                      ----------  ----------
Net loss attributable to common stockholders         $   (8,435) $  (29,328)
                                                      ==========  ==========
Basic and diluted net loss per share
 attributable to common stockholders                 $    (0.28) $    (1.00)
                                                      ==========  ==========
Shares used in calculation of net loss per share         30,431      29,263
                                                      ==========  ==========

Commerce One, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

                                                                        March 31,    December 31,
                                                                          2004          2003
                                                                    ------------  ------------

                              ASSETS
Current assets:
   Cash and cash equivalents                                       $      8,993  $      6,943
   Note receivable, short-term investments and restricted cash              125         5,632
   Accounts receivable, net                                               1,092         4,984
   Prepaid expenses and other current assets                              5,290         2,991
                                                                    ------------  ------------
       Total current assets                                              15,500        20,550
Restricted cash, cash equivalents, and short-term investments             1,108         1,569
Property and equipment, net                                                 345           511
Other intangible assets, net                                              2,063         2,262
Investments and other assets                                              2,198         4,356
                                                                    ------------  ------------
       Total assets                                                $     21,214  $     29,248
                                                                    ============  ============

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                $        961  $      1,064
   Accrued compensation and related expenses                                539         1,041
   Deferred revenue                                                       2,758         4,098
   Notes payable                                                          3,321            --
   Other current liabilities                                              3,931         5,199
                                                                    ------------  ------------
       Total current liabilities                                         11,510        11,402
Notes payable                                                                --         2,777
Accrued restructuring charges                                                82           388
Warrant liability                                                         2,682         5,229

Redeemable convertible preferred stock, net                              12,480        12,480

Total stockholders' deficit                                              (5,540)       (3,028)
                                                                    ------------  ------------
Total liabilities, redeemable convertible preferred
  stock and stockholders' deficit                                  $     21,214  $     29,248
                                                                    ============  ============